Exhibit 99.1

FOR IMMEDIATE RELEASE

FS Credit Real Estate Income Trust, Inc. Announces Postponement of 2020 Annual

Meeting of Stockholders

PHILADELPHIA – June 5, 2020 – FS Credit Real Estate Income Trust, Inc (FS Credit REIT) announced today that the 2020 Annual Meeting of Stockholders (the Annual Meeting) has been postponed from June 11, 2020 to July 14, 2020 at 1:00 p.m., Eastern Time, due to COVID-19 (more commonly known as the Coronavirus). FSCREIT’s first priority is to protect the health and safety of its stakeholders.

FS Credit REIT intends to hold the Annual Meeting in person, as previously announced, at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112. However, FS Credit REIT is sensitive to the public health and travel concerns its stockholders may have and recommendations that public health officials may issue in light of the evolving COVID-19 situation. As a result, FS Credit REIT may decide to hold the Annual Meeting by means of remote communication. In that event, FS Credit REIT will announce the decision to do so in advance of the Annual Meeting, and details on how to participate will be set forth in a press release issued by the Company and available at www.fsinvestments.com/FSCREITProxy. Stockholders will only be able to participate in the Annual Meeting electronically if FS Credit REIT decides to hold a virtual meeting, instead of holding an in-person meeting in Philadelphia, PA.

About FS Credit REIT

FS Credit REIT is a public reporting, non-listed real estate investment trust that originates, acquires and manages a portfolio of senior loans secured by commercial real estate primarily in the United States. FS Credit REIT seeks to generate an alternative source of income, preserve capital and realize long-term appreciation by investing in commercial real estate debt.

FS Credit REIT is advised by FS Real Estate Advisor, LLC and sub-advised by Rialto Capital Management, LLC (Rialto), a leading real estate investment and asset management company. Rialto’s commercial real estate platform, which has, together with its investment management, asset management, loan servicing, special servicing and loan origination affiliates, approximately 230 professionals in 13 offices across the United States and Europe as of December 31, 2019, has originated over $7.3 billion of commercial mortgage loans since its inception and is one of the largest non-bank underwriters of commercial mortgage loans used in CMBS securitizations.

About FS Investments

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth, and focuses on setting industry standards for investor protection, education and transparency.

FS Investments is headquartered in Philadelphia, PA, with offices in New York, NY, Orlando, FL, and Washington, DC. Visit www.fsinvestments.com to learn more.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or the Company’s future performance or financial condition. These statements are not a guarantee of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the returns on current and future investments, rates of repayments and prepayments on the Company’s mortgage loans, availability of investment opportunities, the Company’s ability to originate additional investments and completion of pending investments, the availability of capital, the availability and cost of financing, imposition of margin calls or valuation adjustment events in connection with such financings, market trends and conditions in the Company’s industry and the general economy, the level of lending and borrowing spreads and interest rates, commercial real estate loan volumes, the impact of COVID-19 and significant market volatility on our business, our borrowers, our industry and the global economy, our ability to pay future dividends at historical levels or at all and the risks described from time to time in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement, including any contained herein, speaks only as of the time of this letter and the Company undertakes no duty to update any forward-looking statements made herein. Projections and forward-looking statements are based on management’s good faith and reasonable assumptions, including the assumptions described herein.

Contact Information:

Media

Melanie Hemmert

media@fsinvestments.com

215-309-6843